As filed with the Securities and Exchange Commission on January 24, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARIBOU COFFEE COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-1731219 (I.R.S. Employer Identification Number)
3900 Lakebreeze Avenue, North
Brooklyn Center, Minnesota 55249
(Address of Principal Executive Offices) (Zip Code)

Caribou Coffee Company, Inc.
1994 Stock Awards Plan
Caribou Coffee Company, Inc.
2001 Stock Incentive Plan
Caribou Coffee Company, Inc.
2005 Equity Incentive Plan
(Full Title of the Plans)

Dan E. Lee
General Counsel
Caribou Coffee Company, Inc.
3900 Lakebreeze Avenue, North
Brooklyn Center, Minnesota 55249
(Name and Address of Agent For Service)
(763) 592-2200
(Telephone Number, Including Area Code, of Agent For Service)
Copies to:
John J. Kelley III
John D. Wilson
King & Spalding LLP
191 Peachtree Street
Atlanta, Georgia 30303
(404) 572-4600

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount	Offering Price Per	Aggregate Offering	Amount of
to be Registered	to be Registered	Share	Price	Registration Fee
Common Stock, par value $0.01 per share(1)	2,887,056 shares	$8.66 (1)	$25,001,904.96 (1)	$2,675.21

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(h), based upon the average of the high and low reported sales price of the Registrant’s Common Stock on the Nasdaq National Market on January 18, 2006.
(2)	Pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional securities as may become issuable under the Plan as the result of any future stock splits, stock dividends or similar adjustment of the Registrant’s common stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I will be sent or given to participants in the 1994 Stock Awards Plan, 2001 Stock Incentive Plan and 2005 Equity Incentive Plan (collectively, the “Plans”) of Caribou Coffee Company, Inc., a Minnesota corporation (the “Company” or the “Registrant”), as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents that the Company has filed with the Commission are incorporated herein by reference:
(a)	The Company’s Prospectus, filed on September 29, 2005 pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement on Form S-1, as amended (File No. 333-126691);

(b)	The Company’s Quarterly Report on Form 10-Q, filed November 15, 2005, relating to the quarter ended October 2, 2005;

(c)	The Company’s Current Reports on Form 8-K filed on January 11, 2006, November 2, 2005 and October 11, 2005; and

(d)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on September 21, 2005.
     In addition, all documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents.
     Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not Applicable.

Item 5. Interest of Named Experts and Counsel.
Not Applicable.
Item 6. Indemnification of Directors and Officers.
     The Company’s articles of incorporation provide that each of its directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Company or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the Company’s stock under Minnesota Business Corporation Act Section 302A.559, or a sale of unregistered securities or securities fraud under Minnesota Statutes Section 80A.23; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the effective date of the articles of incorporation.
     The Company’s articles of incorporation also provide that if the Minnesota Business Corporation Act is amended to authorize any further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability, shall be limited to the fullest extent permitted by the amended act.
     Section 302A.521 of the Minnesota Business Corporation Act requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company (including service with respect to another organization or employee benefit plan at the request of the Company) against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and the applicable statutory provisions have been satisfied in the case of any conflict of interest affecting a director; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions occurring in the person’s performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or in the case of service with another organization at the request of the Company, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subdivision 3 requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification and payment of expenses by the Company is made by a majority of the disinterested directors present at a board meeting at which a disinterested quorum is present, or by a majority of a designated committee of disinterested directors, by special legal counsel selected by means specified in the statute, by the disinterested shareholders, by a court or, in certain circumstances, by an annually appointed committee of the board.
     Further, the Company’s bylaws provide that it shall indemnify its directors and officers for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Section 302A.521 of the Minnesota Business Corporation Act or other provisions of law.
     The Company has also entered into indemnification agreements with each of its directors and certain officers. The indemnification agreements may require it, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance if available on reasonable terms.
     The Company carries directors’ and officers’ liability insurance covering its directors and officers.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, it has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Item 7. Exemption from Registration Claimed.
Not Applicable.
Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement:
4.1	Caribou Coffee Company, Inc. 1994 Stock Awards Plan (incorporated by reference from Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-126691)).

4.2	Caribou Coffee Company, Inc. 2001 Stock Incentive Plan (incorporated by reference from Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-126691)).

4.3	Amendment No. 1 to the 2001 Stock Incentive Plan (incorporated by reference from Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-126691)).

4.4	Caribou Coffee Company, Inc. 2005 Equity Incentive Plan (incorporated by reference from Exhibit 10.6 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-126691)).

4.5	Form of Amended and Restated Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-126691)).

4.6	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-126691)).

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Consent of Attorney (included on signature page hereof).
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided however, That:
Paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-8 (§239.16b of this Chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the Registrant is relying on Rule 430B (§230.430B of this chapter):
(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this Chapter) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this Chapter) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii) or (x) of this Chapter) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C (§230.430C of this Chapter), each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this Chapter), shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this Chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn Center, State of Minnesota, on this 24 day of January 2006.

CARIBOU COFFEE COMPANY, INC.
By:	/s/ Michael J. Coles
Michael J. Coles
Chief Executive Officer, President and Chairman of the Board of Directors

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Coles and George E. Mileusnic, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:
Date: January 24, 2006

/s/ Michael J. Coles Michael J. Coles	Chief Executive Officer, President and Chairman of the Board of Directors (principal executive officer)

/s/ George E. Mileusnic	Chief Financial Officer (principal financial officer)
George E. Mileusnic

/s/ Michael E. Peterson	Controller (principal accounting officer)
Michael E. Peterson

/s/ Kip R. Caffey	Director
Kip R. Caffey

/s/ Wallace B. Doolin	Director
Wallace B. Doolin

/s/ Charles L. Griffith	Director
Charles L. Griffith

/s/ Jeffrey C. Neal	Director
Jeffrey C. Neal

/s/ Charles H. Ogburn Charles H. Ogburn	Director

EXHIBIT INDEX

Exhibit
4.1	Caribou Coffee Company, Inc. 1994 Stock Awards Plan (incorporated by reference from Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-126691)).

4.2	Caribou Coffee Company, Inc. 2001 Stock Incentive Plan (incorporated by reference from Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-126691)).

4.3	Amendment No. 1 to the 2001 Stock Incentive Plan (incorporated by reference from Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-126691)).

4.4	Caribou Coffee Company, Inc. 2005 Equity Incentive Plan (incorporated by reference from Exhibit 10.6 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-126691)).

4.5	Form of Amended and Restated Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-126691)).

4.6	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-126691)).

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page hereof).